Exhibit 10.1
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT, dated as of November 2, 2020 (this "Agreement"), is made and entered into by and among ARCH CAPITAL GROUP LTD., a Bermuda exempted company limited by shares (the "Parent"), ENSTAR GROUP LIMITED ("Enstar"), CAVELLO BAY REINSURANCE LIMITED, a wholly owned subsidiary of Enstar (“Cavello Bay”), and WATFORD HOLDINGS LTD. (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).
RECITALS
WHEREAS, on October 9, 2020, the Company, Parent and Greysbridge Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent ("Merger Sub"), entered into that certain Agreement and Plan of Merger (as it may be amended from time to time, including the Amendment (defined below), the "Merger Agreement"), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving company as a wholly owned subsidiary of Parent.
WHEREAS, as of the date hereof, Cavello Bay is the record or beneficial owner of the number and type of equity interests of the Company ("Shares") set forth on Schedule A hereto (the shares listed on Schedule A (as it may be amended pursuant to Section 5 of this Agreement), together with any additional Shares or other voting securities of the Company which Enstar or Cavello Bay owns of record or beneficially as of the date hereof or of which Enstar or Cavello Bay acquires after the date hereof record or beneficial ownership, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, redesignation or exchange, upon exercise or conversion of any options, warrants or other securities, or otherwise, "Covered Shares");
WHEREAS, as a condition and inducement to Parent’s and the Company’s willingness to enter into that certain Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) contemporaneously with this Agreement and to proceed with the transactions contemplated thereby and under the Merger Agreement, including the Merger, Parent, the Company, Cavello Bay and Enstar are entering into this Agreement; and
WHEREAS, as a condition and inducement to Enstar’s and Cavello Bay’s willingness to enter into this Agreement, and to proceed with the transactions contemplated hereby, Parent and the Company are entering into the Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Company, Enstar and Cavello Bay hereby agree as follows:

AGREEMENT
1.Agreement to Vote. From the date hereof until the earlier of the Termination Date (as defined below) or the receipt of the Company Shareholder Approval, Enstar irrevocably and unconditionally agrees that it shall at any meeting of the shareholders of the Company (whether annual, special or otherwise and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the Company, however proposed: (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares as of the date of such meeting to be counted as present thereat for the purpose of establishing a quorum, and when a written consent is proposed, respond to each request by the Company for written consent, and (b) vote or consent, or cause to be voted at such meeting or cause such consent to be granted with respect to, all Covered Shares as of the date of such meeting or consent (i) in favor of the Merger and the adoption of the Merger Agreement and the Statutory Merger Agreement (each as they may be amended from time to time), and in favor of each of the other transactions contemplated by the Merger Agreement and the Statutory Merger Agreement of which approval of the Company's shareholders is solicited, and (ii) against (A) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between or involving the Company and any other Person that would reasonably be expected to impede, interfere with, delay or postpone or adversely affect in any material respect the Merger or any other transactions contemplated by the Merger Agreement, the Statutory Merger Agreement or this Agreement, (B) any other action that would be reasonably likely to result in any conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, (C) any amendment or other change to the Company Memorandum of Association or Company Bye-laws that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement, the Statutory Merger Agreement or this Agreement, and (D) any other material change in the Company's corporate structure or business that would reasonably be expected to impede, interfere with, delay or postpone or adversely affect in any material respect the Merger or any of the other transactions contemplated by the Merger Agreement or the Statutory Merger Agreement.
2.No Inconsistent Agreements. Enstar hereby represents, covenants and agrees that, except as contemplated by this Agreement, each of Enstar and Cavello Bay (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement, voting trust or other agreement that directly or indirectly addresses voting with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with Enstar’s or Cavello Bay’s obligations pursuant to this Agreement.
3.Termination. This Agreement shall terminate upon the earliest of (a) the Closing, (b) the date that the Merger Agreement is terminated, (c) the delivery of written notice of termination of this Agreement by Parent to Enstar and Cavello Bay and (d) the entry into or effectiveness of any amendment, modification or waiver of any provision of the Merger Agreement (including the Schedules and Exhibits thereto and the Company Disclosure Letter and the Parent Disclosure Letter) that (i) reduces the amount or changes the form of the Merger Consideration (other than adjustments in accordance with the terms of the Merger Agreement) in a manner adverse to shareholders of the Company, (ii) extends the End Date, or (iii) imposes any material restrictions or additional material conditions on the consummation of the Merger or the payment of the Merger Consideration or otherwise in a manner adverse to shareholders of the Company (such earliest date, the "Termination Date"); provided, that the provisions set forth in Sections 11 and 13 through 25 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.
4.Representations and Warranties of Enstar. Enstar hereby represents and warrants to Parent and the Company as follows:
(a)Schedule A lists all shares and other equity interests owned of record or beneficially by Enstar or Cavello Bay in the Company as of the date hereof. Schedule A lists all options, warrants and other securities convertible into or exercisable or exchangeable for shares and other equity interests in the Company owned of record or beneficially by Enstar or Cavello Bay as of the date hereof. Except as set forth on Schedule A, as of the date hereof, neither Enstar nor Cavello Bay owns of record or beneficially any voting securities or other equity securities in the Company or any securities convertible into or exercisable or exchangeable for any such voting securities or other equity securities. Neither Enstar nor Cavello Bay owns of record any shares which are beneficially owned by a third Person, except for any beneficial ownership interest of Enstar in the Covered Shares owned by Cavello Bay.
(b)Cavello Bay is a wholly owned subsidiary of Enstar and the record or beneficial owner of, and has good and valid title to, all Covered Shares as of the date hereof, free and clear of all liens, pledges, restrictions and other encumbrances (a "Lien"), other than (i) as created by this Agreement, (ii) as created by any applicable securities Laws, (iii) under the Company Memorandum of Association or Company Bye-Laws or (iv) as would not impair Enstar’s or Cavello Bay’s ability to perform its obligations under this Agreement. Cavello Bay has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights. Such Covered Shares are not subject to any voting trust agreement or other contract to which either Enstar or Cavello Bay is a party restricting or otherwise relating to the voting or sale (constructive or otherwise), transfer, pledge, hypothecation, grant, gift, encumbrance, assignment or other disposal (collectively, "Transfer") of such Covered Shares. Neither Enstar nor Cavello Bay has appointed or granted any proxy or power of attorney that is still in effect with respect to such Covered Shares, except as contemplated by this Agreement.
(c)Each of Enstar and Cavello Bay has full legal power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Enstar and Cavello Bay and, assuming due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of Enstar and Cavello Bay, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(d)Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary on the part of Enstar or Cavello Bay for the execution, delivery and performance of this Agreement by Enstar or Cavello Bay or the consummation by Enstar or Cavello Bay of the transactions contemplated hereby and (ii) none of the execution, delivery or performance of this Agreement by Enstar or Cavello Bay or the consummation by Enstar or Cavello Bay of the transactions contemplated hereby or compliance by Enstar or Cavello Bay with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Enstar or Cavello Bay pursuant to, any contract to which Enstar or Cavello Bay is a party or by which Enstar or Cavello Bay or any property or asset of Enstar or Cavello Bay is bound or affected or (B) violate any order, writ, injunction, decree, statute, law, rule or regulation applicable to Enstar or Cavello Bay or any of Enstar’s or Cavello Bay’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Enstar or Cavello Bay to perform its obligations hereunder on a timely basis.
(e)There is no action, suit, claim, arbitration, investigation, complaint, inquiry or other proceeding pending against Enstar or Cavello Bay or, to the actual knowledge of Enstar, any other Person or, to the actual knowledge of Enstar, threatened against Enstar or Cavello Bay that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by Enstar or Cavello Bay of its obligations under this Agreement on a timely basis.
(f)Enstar understands and acknowledges that Parent is entering into the Amendment in reliance upon Enstar’s and Cavello Bay’s execution and delivery of this Agreement and the representations and warranties and covenants of Enstar contained herein and would not enter into the Amendment if Enstar and Cavello Bay did not enter into this Agreement.
5.Certain Covenants of Enstar. Enstar hereby covenants and agrees as follows:
(a)Except as contemplated hereby and until the earlier of the Termination Date or the receipt of the Company Shareholder Approval, Enstar shall not, and shall cause Cavello Bay to not, (i) tender any Covered Shares into any tender or exchange offer, (ii) except for an Exempt Transfer (as defined below), Transfer or enter into any contract with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) other than in connection with an Exempt Transfer, grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or

(iv) take any action that would make any representation or warranty of Enstar contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Enstar from performing its obligations under this Agreement in any material respect. Any Transfer in violation of this Section 5(a) shall be void. As used herein, “Exempt Transfer” means any Transfer of Covered Shares to a controlled Affiliate of Enstar. In the event of any Exempt Transfer, Enstar shall take all necessary actions and cause such controlled Affiliate to take all necessary actions with respect to Covered Shares as contemplated by this Agreement.
(b)In the event that Enstar or Cavello Bay acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by Enstar or Cavello Bay (as the case may be) set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Enstar shall promptly notify Parent of any such event.
(c)Enstar shall not, and shall cause each of Enstar’s Subsidiaries, and its and their officers, directors, managers and employees, and shall instruct its accountants, consultants, legal counsel, financial advisors and agents, strategic partners and other representatives (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) of Enstar or Enstar’s Subsidiaries not to, directly or indirectly, (A) solicit, initiate, knowingly encourage or facilitate any Inquiry (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5(c) (such as answering unsolicited phone calls) shall not be deemed to “facilitate” for purposes of, or otherwise constitute a violation of, this Section 5(c)), (B) furnish non-public information regarding the Company or the Company Subsidiaries to any Person in connection with an Inquiry or an Alternative Proposal, (C) enter into, continue or maintain discussions or negotiations with any Person with respect to an Inquiry or an Alternative Proposal, (D) otherwise cooperate with or assist or participate in or facilitate any discussions or negotiations regarding, or furnish or cause to be furnished to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any non-public information with respect to, or take any other action to facilitate any Inquiries or the making of any proposal that constitutes, or could be reasonably expected to result in, an Alternative Proposal, (E) approve, agree to, accept, endorse or recommend any Alternative Proposal, or (F) enter into any letter of intent, agreement in principle, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Alternative Proposal.
6.Representations and Warranties of Parent. Parent hereby represents and warrants to Enstar, Cavello Bay and the Company as follows:
(a)Parent has full legal power and capacity to execute and deliver this Agreement and the Amendment and to perform its obligations hereunder and thereunder. This Agreement and the Amendment have each been duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(b)Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary on the part of Parent for the execution, delivery and performance of this Agreement or the Amendment by Parent or the consummation by Parent of the transactions contemplated hereby or thereby (other than, with respect to the Amendment and the transactions contemplated thereby, as set forth in the Merger Agreement) and (ii) none of the execution, delivery or performance of this Agreement or the Amendment by Parent or the consummation by Parent of the transactions contemplated hereby or thereby or compliance by Parent with any of the provisions hereof or thereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent pursuant to, any contract to which Parent is a party or by which Parent or any property or asset of Parent is bound or affected or (B) violate any order, writ, injunction, decree, statute, law, rule or regulation applicable to Parent or any of Parent’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Parent to perform its obligations hereunder or thereunder on a timely basis.
(c)There is no action, suit, claim, arbitration, investigation, complaint, inquiry or other proceeding pending against Parent or, to the actual knowledge of Parent, any other Person or, to the actual knowledge of Parent, threatened against Parent that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Enstar of its rights under this Agreement or by the Company under the Amendment or the performance by Parent of its obligations under this Agreement or the Amendment on a timely basis.
(d)Parent understands and acknowledges that Enstar and Cavello Bay are entering into this Agreement in reliance upon Parent’s execution and delivery of the Amendment and the representations and warranties and covenants of Parent contained herein and would not enter into this Agreement if Parent did not enter into the Amendment.
7.Representations and Warranties of the Company. The Company hereby represents and warrants to Parent, Enstar and Cavello Bay as follows:
(a) The Company has full legal power and capacity to execute and deliver this Agreement and the Amendment and to perform its obligations hereunder and thereunder. This Agreement and the Amendment have each been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(b)Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary on the part of the Company for the execution, delivery and performance of this Agreement or the Amendment by the Company or the consummation by the Company of the transactions contemplated hereby or thereby (other than, with respect to the Amendment and the transactions contemplated thereby, as set forth in the Merger Agreement) and (ii) none of the execution, delivery or performance of this Agreement or the Amendment by the Company or the consummation by the Company of the transactions contemplated hereby or thereby or compliance by the Company with any of the provisions hereof or thereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company pursuant to, any contract to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected or (B) violate any order, writ, injunction, decree, statute, law, rule or regulation applicable to the Company or any of the Company’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of the Company to perform its obligations hereunder or thereunder on a timely basis.
(c)There is no action, suit, claim, arbitration, investigation, complaint, inquiry or other proceeding pending against the Company or, to the actual knowledge of the Company, any other Person or, to the actual knowledge of the Company, threatened against the Company that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Enstar of its rights under this Agreement or by Parent under the Amendment or the performance by the Company of its obligations under this Agreement or the Amendment on a timely basis.
(d)The Company understands and acknowledges that Enstar and Cavello Bay are entering into this Agreement in reliance upon the Company’s execution and delivery of the Amendment and the representations and warranties and covenants of the Company contained herein and would not enter into this Agreement if the Company did not enter into the Amendment.
8.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Enstar or Cavello Bay (as the case may be), and, except as otherwise provided herein, Parent shall have no authority to direct Enstar or Cavello Bay in the voting or disposition of any Covered Shares.
9.Disclosure. Each party hereto hereby authorizes the other parties hereto to publish and disclose in any announcement or disclosure the identity of the parties hereto, the ownership of the Covered Shares and the nature of the obligations under this Agreement, and to disclose a copy of this Agreement, in each case, to the extent required by applicable Law.

10.Merger Agreement. Enstar hereby acknowledges receipt of, and has had an opportunity to read and understand, the Merger Agreement (including any exhibits and schedules thereto) and the Amendment.
11.Expenses. Parent shall, within 10 days of the date hereof, reimburse Enstar for all reasonable, out-of-pocket attorneys' fees and expenses incurred by Enstar and its controlled Affiliates in connection with its consideration of an Alternative Proposal, including the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement; provided, however, that Parent shall not be required to reimburse any such fees or expenses in excess of $50,000. Except as otherwise expressly provided herein (including the immediately preceding sentence), each party hereto shall pay all of its own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement.
12.Further Assurances. From time to time, at the request of the other parties hereto and without further consideration, each party hereto shall take such further action as may reasonably be deemed by any of the other parties hereto to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.
13.Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.
14.Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or by a duly authorized officer on behalf of such party.
15.Interpretation. When a reference is made in this Agreement to an Article, a Section or a Schedule, such reference shall be to an Article, a Section or a Schedule of or to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this

Agreement are applicable to the singular as well as the plural forms of such terms. All pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. Unless otherwise specifically indicated, all references to "$" will be deemed references to the lawful money of the United States of America. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring by virtue of the authorship of any provisions of this Agreement.
16.Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the date sent if sent by facsimile or electronic mail (provided, however, that notice given by facsimile or email shall not be effective unless either (i) a duplicate copy of such facsimile or email notice is promptly given by one of the other methods described in this Section 16 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by facsimile or email or any other method described in this Section 16; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i) If to Parent:
Arch Capital Group Ltd.
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Email:    LPetrillo@archcapservices.com
Attention: Louis Petrillo

with copies to (which shall not constitute notice):
Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Email:    kpetillo-decossard@cahill.com
Attention: Kimberly C. Petillo-Décossard

(ii) If to Enstar or Cavello Bay:
Enstar Group Limited
Windsor Place, 3rd Floor
22 Queen Street
Hamilton, HM 11
Bermuda
Email: Paul.OShea@enstargroup.com
Attention: Paul J. O’Shea

with copies to (which shall not constitute notice):

Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, Pennsylvania 19103
Email: bob.juelke@hoganlovells.com
Attention: Robert C. Juelke

(iii) If to the Company:
Watford Holdings Ltd.
Waterloo House, 1st Floor
100 Pitts Bay Road
Pembroke HM 08, Bermuda
Email: lbr@watfordholdings.com
Attention: Laurence Richardson

with copies to (which shall not constitute notice):

Clifford Chance US LLP
31 West 52nd Street, 3rd Floor
New York, New York 10019
Email: gary.boss@cliffordchance.com
john.healy@cliffordchance.com
Attention:    Gary Boss
    John A. Healy

17.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.
18.No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit, claim or remedy of any nature under or by reason of this Agreement.
19.Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or representative of any party to this Agreement will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any claim based upon, arising out of or related to this Agreement.
20.Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THE PROVISIONS OF THE LAWS OF BERMUDA ARE MANDATORILY APPLICABLE TO THE MERGER.
21.Specific Enforcement; Jurisdiction; Venue. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, in each case, except to the extent that any such proceeding mandatorily must be brought in Bermuda. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
22.Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.
23.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 23 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
24.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE

TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 24.
25.Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
26.Affiliates. Enstar hereby covenants and agrees that it shall cause each of its controlled Affiliates, including Cavello Bay, to comply with this Agreement as if each such controlled Affiliate was itself a party to this Agreement.
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IN WITNESS WHEREOF, Parent, Enstar, Cavello Bay and the Company have caused to be executed or executed this Agreement as of the date first written above.
ARCH CAPITAL GROUP LTD.
By:        /s/ François Morin
Name: François Morin
Title: CFO

[Signature Page to Voting and Support Agreement]

ENSTAR GROUP LIMITED
By:        /s/ Paul O’Shea
Name: Paul O’Shea
Title: Director & President

CAVELLO BAY REINSURANCE LIMITED
By:        /s/ Paul C. Bohus
Name: Paul C. Bohus
Title: CEO

[Signature Page to Voting and Support Agreement]

WATFORD HOLDINGS LTD.
By:        /s/ Jon Levy
Name: Jon Levy
                         Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

SCHEDULE A
Cavello Bay Reinsurance Limited, a wholly owned subsidiary of Enstar Group Limited, owns 1,815,858 common shares of the Company, par value $0.01 per share.

Sch. A